SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

Commission File Number: 0-21092

OCTuS Inc.
(Exact name of registrant as specified in its charter)
Nevada	33-0013439
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

719 Second Street, Suite 9, Davis CA 95616
(Address of principal executive offices) (Zip Code)

(530) 564-0200
(Registrant's Telephone Number, Including Area Code)

Suite 472, APDO 0832-2745, World Trade Center, Republic of Panama, n/a
(Former name and address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 24, 2009, OCTuS, Inc. (“Octus” or the “Company”), a Nevada corporation, entered into employment agreements with Christian J. Soderquist and George M. Ecker pursuant to which Mr. Soderquist will serve as Chief Executive Officer of the Company and Mr. Ecker will serve as Chief Financial Officer of the Company. Mr. Soderquist and Mr.Ecker were also appointed directors of the Company. Concurrently the Company executed restricted stock purchase agreements dated February 24, 2009, with each of Mr. Soderquist and Mr. Ecker.

Both employment agreements have a term of three years, through February 23, 2012, with the term extended automatically for successive one-year terms unless either party notifies the other in writing at least 90 days prior to the expiration of the then-effective term of such party’s intention not to renew the agreement.  Pursuant to the employment agreement, Octus has agreed to pay Mr. Soderquist and Mr. Ecker a base annual salary of $180,000 each, which will increase annually by the increase in the consumer price index from the prior year (the “Base Salary”). The officers have agreed for an interim period to defer some or all of their base salaries based on the outstanding achievements of one or more of the milestones described below and the Company’s ability to pay salaries. Each officer will be eligible for an annual bonus of up to 50% of his base annual salary as then in effect, as determined by Octus’ Compensation Committee or Board of Directors.  The agreements provide that the Company will issue to each person 15,000,000 shares of common stock for services rendered and contributed to the Company.

Under the terms of the restricted stock purchase agreements, a portion of the shares is subject to repurchase by the Company if certain milestones are not achieved before the first anniversary of the date of the purchase agreements.  For each of the following events that are not achieved before the first anniversary of the date of the purchase agreements, 25% of the shares are subject to repurchase by the Company at the original purchase price per share.  If all four milestones are achieved, then all repurchase rights of the Company will lapse.  The milestone events are:  completion of sale of equity securities of the Company with proceeds to the Company of $100,000 or more; execution by the Company of a license agreement or purchase contract with at least two third-party persons or entities to acquire or license technologies and/or products related to the Company’s intended business; receipt of revenues from the sale by the Company of products licensed or owned by the Company; and execution by the Company of a renewable energy and/or energy efficiency project contract.  In the event of a change in control of the Company, defined in the agreement to include events such as a merger or sale of assets transaction which results in more than a 50% change of ownership of the Company, all restrictions lapse and the shares will become fully vested.

There are approximately 43,437,000 shares of common stock outstanding, and therefore the 30,000,000 shares issued pursuant to the purchase agreements represent approximately 69% of the outstanding shares of the Company.

Mr. Soderquist, 40, has more than 17 years of experience founding, managing, capitalizing and selling companies. From 2004 to 2008 he served as a Director of Sierra Energy Corporation. From 2004 to 2007 he co-founded and was Managing Director of Crescendo, a luxury real estate investment firm that was acquired in 2008 by Abercrombie and Kent.  From 2007 to 2008 he was a business consultant to companies in a variety of industries. He also created and sold a marketing strategy firm that he grew to 130 clients, and founded and directed several software companies.  Previously, Mr. Soderquist managed two business incubators, Technology Development Center and Venture Lab, and served on the board of directors of the Sacramento Entrepreneurship Academy (of which he was president for three years), the Sacramento Area Regional Technology Alliance, and UC Davis Connect.  He earned a BS from Cal Poly, San Luis Obispo, and an MBA from the University of California, Davis.

Mr. Ecker, 49, has over 25 years of entrepreneurial and management experience in international and domestic ventures.  He is presently the President and Director of Nova Mobility Systems, a company specializing in the design and manufacture of rugged handheld mobile computers.  From 2002 until 2006 Mr. Ecker was the President of the Channel Financial Group, a financial services company providing corporate finance consulting as well as strategic services to international private equity managers.  He holds a Bachelor of Science degree in Finance, with honors, from the University of the State of New York.

Each employment agreement provides that if the employment of the officer is terminated by Octus without cause (as defined in the employment agreement) or by the officer for good reason (as defined in the employment agreement) or upon her death, the officer (or his estate) is entitled to receive in cash payment an amount equal to all previously accrued but unpaid compensation (including accrued but unused vacation leave) as of the date of such termination, and a lump sum payment equal to the amount of the Base Salary that the officer would have earned if the officer had remained employed with Octus during the remaining portion of the then-current term.

Item 3.02  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above with respect to the restricted stock purchase agreements and the issuance of shares to Messrs. Ecker and Soderquist is incorporated herein by this reference.

Item 5.01  Change in Control of Registrant.

The information disclosed under Item 1.01 above with respect to the restricted stock purchase agreements and the issuance of shares to Messrs. Ecker and Soderquist is incorporated herein by this reference.  A change in control of the Company occurred by virtue of the issuance of shares to Mr. Ecker and Mr. Soderquist and their appointment as directors and officers of the Company.

In the press release attached hereto as an exhibit, Mr. Ecker and Mr. Soderquist indicated that they intend for the Company to seek to establish itself as a leader in the alternative energy creation and conservation industries, and that the Company intends to seek to license, acquire and commercialize industry-leading energy-efficiency solutions, in addition to pursuing the creation and management of energy creation and conservation projects, with a focus on deploying and capitalizing market-ready solutions that produce both short-term and sustainable economic and environmental benefits.

Additional information about the Company is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2007, as well as subsequent reports on Form 10-Q and reports on Form 8-K that the Company files with the Securities and Exchange Commission, and that information is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 24, 2009, Christian Soderquist and George Ecker were appointed directors of the Company.  Also, effective February 24, 2009, Mr. Soderquist was appointed President and Chief Executive Officer of the Corporation and Mr. Ecker became the Chief Financial Officer, Treasurer and Secretary of the Corporation.  In connection with those transactions, Mr. David S. Pere resigned as a director of the Corporation and as Chief Executive Officer, President, Treasurer, Secretary or other officer of the Company.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
99.1	Press Release dated February 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OCTuS Inc.

Date: February 26, 2009	By:	/s/ Christian J. Soderquist
Christian J. Soderquist Chief Executive Officer